Exhibit 10.2

ITT EDUCATIONAL SERVICES, INC.

Amendment to Equity Award Agreements

This Amendment to Equity Award Agreements (this “Amendment”), effective as of April 29, 2015, is by and between ITT Educational Services, Inc. (the “Company”) and Daniel M. Fitzpatrick (“Grantee”).

Recitals

A.	The Company and Grantee are parties to the following equity-based award agreements:

1.	2006 ITT Educational Services, Inc. Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 28th day of January, 2009, relating to an Option to purchase 20,000 shares of common stock of the Company granted by the Company to Grantee (the “2009 Option Award Agreement”);

2.	2006 ITT Educational Services, Inc. Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 27th day of January, 2010, relating to an Option to purchase 22,000 shares of common stock of the Company granted by the Company to Grantee (the “2010 Option Award Agreement”);

3.	2006 ITT Educational Services, Inc. Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 27th day of January, 2011, relating to an Option to purchase 16,500 shares of common stock of the Company granted by the Company to Grantee (the “2011 Option Award Agreement”);

4.	2006 ITT Educational Services, Inc. Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 13th day of February, 2012, relating to an Option to purchase 11,000 shares of common stock of the Company granted by the Company to Grantee (the “2012 Option Award Agreement”);

5.	ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan Restricted Stock Unit Award Agreement, dated as of the 9th day of May, 2013, relating to 6,750 RSUs granted by the Company to Grantee (the “2013 RSU Award Agreement”);

6.	ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 9th day of May, 2013, relating to an Option to purchase 15,000 shares of common stock of the Company granted by the Company to Grantee (the “2013 Option Award Agreement”);

7.	ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan Restricted Stock Unit Award Agreement, dated as of the 4th day of February, 2014, relating to 6,750 RSUs granted by the Company to Grantee (the “2014 RSU Award Agreement”); and

8.	ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan Nonqualified Stock Option Agreement, dated as of the 4th day of February, 2014, relating to an Option to purchase 15,000 shares of common stock of the Company granted by the Company to Grantee (the “2014 Option Award Agreement”).

B.	The 2009 Option Award Agreement, the 2010 Option Award Agreement, the 2011 Option Award Agreement, the 2012 Option Award Agreement, the 2013 Option Award Agreement and the 2014 Option Award Agreement are herein referred to as the “Option Award Agreements.” The 2013 RSU Award Agreement and the 2014 RSU Award Agreement are referred to herein as the “RSU Award Agreements.”

C.	The Company and Grantee have entered into a letter agreement dated as of April 29, 2015 (the “Letter Agreement”) in which, among other things, the Company and Grantee have agreed to a different treatment of outstanding equity-based awards upon certain types of termination of Grantee’s employment by the Company.

D.	The Company and the Grantee desire to amend the Option Award Agreements and the RSU Award Agreements to reflect the modification of the treatment of the Options and RSUs as provided in the Letter Agreement.

In consideration of the foregoing, the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

1. Paragraph 5 of each Option Award Agreement is hereby amended to add the following subparagraph (c):

(c) Notwithstanding the foregoing, during the Consulting Period (as defined in the Letter Agreement), so long as Grantee remains available to perform the Consulting Services (as defined in the Letter Agreement), all Options that were outstanding as of the Separation Date (as defined in the Letter Agreement) will (i) remain outstanding and will not be forfeited; (ii) if not exercisable as of the Separation Date, will continue to vest and become exercisable in accordance with their terms; and (iii) if exercisable as of the Separation Date, will remain exercisable, in each case until the earlier of (A) the Option otherwise expiring in accordance with the terms of the Plan and this Agreement, or (B) the date 90 days after the termination of Grantee’s service. If Grantee remains available to perform the Consulting Services during the Consulting Period, then the last day of the Consulting Period shall be deemed to be the date that Grantee’s service terminates for purposes of such Options.

2. Paragraph 6 of each RSU Award Agreement is hereby amended to add the following two sentences to the end of that paragraph:

Notwithstanding the foregoing, during the Consulting Period, so long as Grantee remains available to perform the Consulting Services, all Restricted Stock Units that were outstanding as of the Separation Date will (i) remain outstanding and will not be forfeited; and (ii) continue to vest in accordance with their terms. Provided that Grantee remains available to perform the Consulting Services during the Consulting Period, the last day of the Consulting Period shall be deemed to be the date that Grantee’s service terminates for purposes of such awards.

3. Except as specifically amended in this Amendment, all provisions of the Award Agreements shall remain unchanged and in full force and effect.

The Company and the Grantee have executed this Amendment as of the date first above written.

/s/ Daniel M. Fitzpatrick
[GRANTEE SIGNATURE]

Grantee Name: Daniel M. Fitzpatrick

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Kevin M. Modany

Print Name:	Kevin M. Modany

Title:	CEO